EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Plan Administrator of eGlobe, Inc.
401(k) Profit Sharing Plan



We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-83699, Form S-8 No. 333-88633 and Form S-8 No. 333-37854) of our report dated June 6, 2000 relating to the financial statements and schedule of the eGlobe, Inc. 401(k) Profit Sharing Plan appearing in this Annual report on Form 11-K for year ended December 31, 1999.



                                           /s/BDO Seidman, LLP



Denver, Colorado
July 13, 2000